UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2005

SINEWIRE NETWORKS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1208, Vancouver, BC, Canada, V6E 2Y3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 662-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 27, 2005, the board of directors of the Corporation approved a five (5) for one (1) forward stock split (the "Forward Stock Split") of the Corporation's authorized, issued and outstanding common stock. The Forward Stock Split was effected with the Nevada Secretary of State on January 31, 2005 and the record date will be as of February 10, 2005. As a result, the authorized capital of the Corporation will increase from 200,000,000 to 1,000,000,000 shares of common stock with a par value of $0.001. The ratio of distribution is an additional four (4) shares of common stock for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the Forward Stock Split. This will increase the issued and outstanding share capital of the Corporation from 44,516,000 shares of common stock to 222,580,000 shares of common stock.

Item 9.01. Financial Statements and Exhibits.

99.1 Certificate of Amendment filed with the Nevada Secretary of State on January 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINEWIRE NETWORKS INC.

/s/ Patrick Ward
Patrick Ward, President and Director

Date: January 31, 2005